Exhibit 23

                              Baum & Company, P.A.
                        1515 University Drive, Suite 209
                             Coral Springs, FL 33071


May 12, 2003

Tidelands Oil & Gas Corporation
13330 Leopard St.
Corpus Christi, TX 78410

Re:      Tidelands Oil & Gas Corporation
         S-8 Registration Statement
         Commission File No. 0-29613

Dear Sirs:

We consent to the use of our report dated May 6, 2003 on our Report of Financial Statements of Tidelands Oil & Gas Corporation as of December 31, 2002 and to all references in this firm included in the Form 10-KSB for the period ending December 31, 2002 incorporated by reference in the Form S-8 Registration Statement of Tidelands Oil & Gas Corporation.



 /s/ Joel S. Baum
-----------------
Joel S. Baum, C.P.A.
Baum & Company, P.A.
Certified Public Accountants
Coral Springs, Florida